                          DAMARK INTERNATIONAL, INC.
                          RESTATED 1998 NON-EMPLOYEE
                         DIRECTOR STOCK PURCHASE PLAN


     1.   PURPOSE

     The purpose of the Damark International, Inc. 1998 Non-Employee Director Stock Purchase Plan (the "Plan") is to secure for Damark International, Inc. (the "Corporation") and its stockholders the benefits of the incentive inherent in increased ownership of common stock, par value $.01 per share (the "Common Stock"), of the Corporation by the non-employee members of the Board of Directors (the "Board") of the Corporation. It is expected that such ownership will provide non-employer Directors with a more direct stake in the future welfare of the Corporation and encourage them to remain directors of the Corporation.

     2.   ADMINISTRATION

     This Plan shall be administered by the Board or by such person or persons designated by the Board. (All references herein to the "Board" shall be deemed to include the Board's designees). The Board shall have all the powers vested in it by the terms of this Plan. Subject to the provisions of this Plan, the Board shall have the power to construe this Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.
Any decision of the Board in the administration of this Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members (or a majority of the members of any Committee designated by the Board to administer the Plan). The members of the Board may authorize any one or more of their number or the Secretary or any other officer of the Corporation to execute, prepare and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with this Plan, except for such member's own willful misconduct or as expressly provided by statute.

     3.   AMOUNT OF STOCK

     The stock which may be issued and sold under this Plan shall not exceed 250,000 shares of Common Stock, subject to adjustment as provided in Section 7. The Common Stock to be issued may be either authorized and unissued shares or issued shares acquired by the Corporation.

     4.   ELIGIBILITY TO PURCHASE COMMON STOCK

     Each non-employee Director shall be eligible to purchase shares of Common Stock under this Plan in accordance with the procedures set forth in Section 5.

     5.   PROCEDURE FOR PURCHASING COMMON STOCK

     (a) Each non-employee Director shall have the right to purchase Common Stock under this Plan by stating in a writing filed with the Manager-Financial Reporting of the Corporation (the "Notice"), the number of shares of Common Stock he wishes to purchase (the "Share Amount"), provided that the maximum purchase by a Director in any month shall be 5,000 shares. The date such Notice and a check in an amount equal to the then current Market Value of the Share Amount are properly delivered to the Manager-Financial Reporting of the Corporation is hereinafter referred to as the "Notice Delivery Date".

     (b) The number of shares of Common Stock to be issued to a Director who delivers the Notice to the Manager-Financial Reporting of the Corporation specifying a Dollar Amount for his desired purchase shall be determined based on the Market Value (as hereinafter defined in Section 6) of a share of Common Stock on the Notice Delivery Date, subject to adjustment as provided in Section 7.

     (c) In the event that Notices are received for an aggregate number of shares in excess of the number of shares remaining available under this Plan (after limiting purchases in any month as described in clause (a) above), any Director shall receive that number of shares that bears the same ratio to total available shares as that Director's requested shares bear to total requested shares.

     (d) The number of shares issued shall be rounded to the nearest whole number, and any excess funds shall be returned to the Director. If the check delivered pursuant to clause (a) is insufficient because of a change in the Market Value of the Share Amount, the Director shall promptly pay the amount of any insufficiency to the Company upon notice thereof.

     6.   PURCHASE PRICE

     The purchase price per share shall be determined by averaging the last reported sale price per share of the Common Stock for the twenty (20) trading days preceding the Notice Delivery Date, subject to adjustment as provided in
Section 7.

     7.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     (a) If the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, forward or reverse stock split, combination, exchange of shares, or the like, or dividends payable in shares of the Common Stock, an appropriate adjustment shall be made by the Board in the aggregate number of shares of Common Stock available under this Plan and in the number of shares of Common Stock issued under this Plan.

     (b) Any adjustment in the number of shares shall apply proportionately. If a fraction of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

     8.   MISCELLANEOUS PROVISIONS

     (a) Except as expressly provided for in this Plan, no Director or other person shall have any claim or right to purchase Common Stock under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in the service of the Corporation or to continue service as a Director.

     (b) The Corporation shall not be obligated to deliver any shares of Common Stock hereunder until they have been listed on each securities exchange on which the Common Stock may then be listed, or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Corporation may deem applicable.

     (c) It shall be a condition to the obligation of the Corporation to issue shares of Common Stock that the Director pay to the Corporation, upon its demand, such amount as shall equal the Purchase Price, and as may be requested by the Corporation for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Corporation may refuse to issue shares of Common Stock.

     (d)  The expenses of this Plan shall be borne by the Corporation.

     (e) To the extent not preempted by federal law, this Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

     9.   AMENDMENT OR DISCONTINUANCE

     The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations.

     10.  COMPLIANCE WITH SECTION 16(b) OF THE ACT

     It is the intent of the Corporation that this Plan and any Common Stock issued hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"), and Rule 16b-3 thereunder, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of this Plan would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to persons who are or may be subject to Section 16 of the Act.

     11.  TERMINATION

     The Plan shall terminate upon the earlier to occur of (a) the adoption of a resolution of the Board terminating this Plan and (b) January 29, 2008.

     12.  EFFECTIVE DATE OF PLAN

     The Plan shall be deemed effective as of January 30, 1998.